AMENDMENT NO. 1
TO
LOAN AND SECURITY AGREEMENT
This Amendment No. 1 to Loan and Security Agreement (“Amendment No. 1”) is made effective as of July 16, 2024 (the “Amendment Date”) by and among Siena Lending Group LLC (“Lender”), Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (“Holdings”), and Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove” and, together with Holdings, each a “Borrower” and together, “Borrowers”).

Recitals

WHEREAS, on March 10, 2023, Borrowers and Lender entered into that certain Loan and Security Agreement, which together with all exhibits, schedules, documents and agreements attached thereto, is referred to herein as the “Loan Agreement”; and

WHEREAS, Borrowers and Lender desire to modify and amend certain of the terms and conditions of the Loan Agreement as set forth in this Amendment No. 1.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and without limiting or amending any other provisions of the Loan Agreement, the parties hereby agree to modify the Loan Agreement and to perform such other covenants and conditions as follows:

I.    Amendments to Loan Agreement.

(a)    Section 4.8 of the Loan Agreement is hereby amended to read in its entirety as follows:

“4.8     Appraisals. Each Loan Party will permit Lender and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Lender may designate. Such appraisals and valuations shall be at Borrowers’ expense; provided, (a) so long as (i) no Event of Default shall be in existence, (ii) no Cash Dominion Event shall have occurred and (iii) Liquidity is greater than $30,000,000, Borrowers shall only be required to reimburse Lender for up to one (1) appraisal and valuation in any Fiscal Year, (b) so long as (i) no Event of Default shall be in existence, (ii) a Cash Dominion Event shall have occurred, and (iii) Liquidity is greater than $30,000,000, Borrowers shall only be required to reimburse Lender for up to two (2) appraisals and valuations in any Fiscal Year, (c) so long as (i) no Event of Default shall be in existence, (ii) a Cash Dominion Event shall have occurred and (iii) Liquidity is less than or equal to $30,000,000, Borrowers shall only be required to reimburse Lender for up to three (3) appraisals and valuations in any Fiscal Years, and (d) during the existence of an Event of Default, Borrowers shall be required to reimburse Lender for all appraisals and valuations that are conducted.”

(b)    Schedule A of the Loan Agreement is hereby amended to revise Section 1(f) to read in its entirety as follows:

“(f) Availability Block	(i) If Borrowers’ Liquidity is less than $23,750,000, then $3,500,000 and (ii) otherwise, $0.”

(c)    Schedule B of the Loan Agreement is hereby amended to revise the definitions of “Cash Dominion Event” and “Fee Letter” to read in their entirety as follows:

““Cash Dominion Event” means the occurrence of any of the following: (a) the outstanding principal balance of all Revolving Loans exceeds $20,000,000, (b) Borrowers’ Liquidity is less than $30,000,000, or (c) an Event of Default has occurred and is continuing.”

““Fee Letter” means that certain Amended and Restated Fee Letter, dated as of July 16, 2024, between Borrowers and Lender.”

II.    Liquidity Increase Trigger Event.
Each Borrower hereby acknowledges and agrees that, as of the date hereof, a Liquidity Increase Trigger Event has occurred.
III.    Conditions Precedent to the Effectiveness to Amendment No. 1.
    The effectiveness of this Amendment No. 1 is subject to the fulfillment of each and every of the following conditions precedent in form and substance satisfactory to the Lender in its sole discretion:

(a)    This Amendment No. 1 shall have been duly executed and delivered by Borrowers.

(b)    The Borrowers and the Lender shall have duly executed and delivered (i) an amended and restated fee letter and (ii) a side letter agreement.

(c)    Lender shall have received a duly executed copy of that certain Amendment No. 2 to Loan and Security Agreement dated as of the date hereof by and between Term Debt Agent, Term Debt Lenders, and Borrowers.

(d)    Borrowers shall have prepaid the Term Debt Permitted Indebtedness by an aggregate amount of $42,000,000.

(e)    Borrowers shall pay all reasonable and documented out-of-pocket expenses of Lender for the preparation and negotiation of this Amendment No. 1 (including without limitation all reasonable attorneys’ fees) in the amount of $13,500.

(f)    Borrowers shall have paid to Lender all fees due on the date hereof.

IV.    Additional and Terms and Conditions.

(a)    Representations and Warranties of Borrowers. Borrowers represent, warrant and covenant to Lender as of the date hereof as follows:

(i)    This Amendment No. 1 has been duly executed and delivered by the Borrowers and each applicable Loan Party and constitutes legal, valid and binding obligations of the applicable Loan Party, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principal of equity.

(ii)    The execution, delivery and performance by Borrowers of this Amendment No. 1 and any other agreements or instruments required hereunder (x) have been duly authorized, and are not in conflict with nor constitute a breach of any provision of the Borrowers’ organizational documents and (y) do not (1) require any authorization, consent or approval by any Governmental Authority, in each case other than has already been obtained or given will have been obtained or given prior to the time when required, (2) conflict with or result in a breach of any law or regulation, order, writ, injunction or decree of any court or Governmental Authority, except where such conflict or resulting breach would not reasonably be expected to cause a Material Adverse Effect, or (3) require the approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrowers or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which any Loan Party is a party or by which any Loan Party is bound.

(iii)    The representations and warranties contained in the Loan Agreement and each other Loan Document are true and correct in all material respects (without duplication of materiality qualifiers therein) (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date).

(iv)    No event has occurred and is continuing that constitutes a Default or an Event of Default.

(b)    No Waiver. No course of dealing on the part of Lender or any employees, officers or directors of Lender, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Any failure of Lender at any time to require strict performance by Borrowers of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender.

V.    Integration Clause.

The Loan Agreement, as amended by this Amendment No. 1, and each of the other Loan Documents taken together constitute and contain the entire agreement among Borrowers and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. NONE OF THE LOAN AGREEMENT OR THIS AMENDMENT NO. 1 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY THE LENDER AND BORROWERS IN ACCORDANCE WITH THE LOAN AGREEMENT. Each provision hereof shall be severable from every other provision when determining its legal enforceability under this Amendment No. 1 and the Loan Agreement, as amended by this Amendment No. 1, may be enforced to the maximum extent permitted under applicable law. This Amendment No. 1 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment No. 1 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. In the event of any contradiction or inconsistency among the terms and conditions of this Amendment No. 1 or the Loan Agreement the terms and conditions of this Amendment No. 1 shall prevail.

VI.    Miscellaneous.

Unless otherwise defined, all initially capitalized terms in this Amendment No. 1 shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment No. 1 shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof. Except as amended hereby, the Loan Agreement remains unmodified and unchanged. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This Amendment No. 1 and any amendments or waivers hereto, to the extent signed and delivered by means of facsimile, photocopy, scan by e-mail delivery of a “.pdf” format data file, or any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq such as DocuSign shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of signature delivered or provided in that manner as a defense to the formation of a contract and each party hereto forever waives any such defense. The terms of Sections 10.14 (Governing Law) and 10.15 (Waivers and Jurisdiction) of the Loan Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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In Witness Whereof, the parties hereto have caused this Amendment No. 1 to be executed as of the date first above written.

BORROWERS: Grove Collaborative Holdings, Inc., a Delaware public benefit corporation By: Name: Title: Grove Collaborative, Inc., a Delaware public benefit corporation By: Name: Title:

In Witness Whereof, the parties hereto have caused this Amendment No. 1 to be executed as of the date first above written.

LENDER: Siena Lending Group LLC By: Name: Title: By: Name: Title: